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                                                                     Exhibit 4.4

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                     BALLY TOTAL FITNESS HOLDING CORPORATION

                                    AS ISSUER

                          -----------------------------

                                  $200,000,000

                     13% SENIOR SUBORDINATED NOTES DUE 2003

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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 24, 1997

                         amending and supplementing the
                     Indenture dated as of January 15, 1993


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                           AMALGAMATED BANK OF CHICAGO

                                   as Trustee

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         THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 24, 1997, between BALLY TOTAL FITNESS HOLDING CORPORATION (f/k/a Bally's Health & Tennis Corporation), a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the "Company") and AMALGAMATED BANK OF CHICAGO, an Illinois banking corporation, as trustee (the "Trustee").

         WHEREAS, the Company and the Trustee are parties to an Indenture dated as of January 15, 1993 (the "Original Indenture"), regarding the Company's 13% Senior Subordinated Notes due 2003 (the "Securities");

         WHEREAS, the Company has commenced a tender offer (the "Tender Offer") for the Securities and, in connection therewith, has solicited consents (the "Solicitation") from the holders of the Securities (the "Holders") to certain amendments to the Original Indenture, as set forth in the Offer to Purchase and Consent Solicitation Statement of the Company dated September 3, 1997; and

         WHEREAS, pursuant to the Solicitation, the Holders of at least a majority in aggregate principal amount of the outstanding Securities (excluding for this purpose any Securities held by the Company, or any Affiliate of the Company) have consented to the amendments effected by this Supplemental Indenture in accordance with the provisions of the Original Indenture.

         NOW THEREFORE, in consideration of the foregoing and mutual premises and covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE I

              DEFINITIONS; AMENDMENTS TO ORIGINAL INDENTURE; WAIVER

SECTION 1.01  DEFINITIONS.

         Capitalized terms used but not defined in this Supplemental Indenture shall have the specified meanings therefor set forth in the Original Indenture.

SECTION 1.02 AMENDMENTS TO ORIGINAL INDENTURE.

                  (a) The amendments set forth in this Supplemental Indenture shall become operative on the date that the Company notifies The Bank of New York, in its capacity as Depositary in connection with the Tender Offer, that the Securities tendered are accepted for purchase and payment pursuant to the Tender Offer and shall be deemed effective as of September 24, 1997. If the Securities so tendered are not accepted for payment by the Company for any reason, the amendments set forth herein will not become operative.

                  (b) Sections 515, 703, 801, 1005, 1006, 1007, 1008, 1009,
1010, 1011, 1012, 1013, 1017, 1018 and 1020 of the Original Indenture shall be deleted.

                  (c) Section 501 of the Original Indenture shall be amended by deleting Paragraphs (c), (d) and (e) thereof and inserting "[intentionally omitted]" in lieu thereof and by deleting the last paragraph of Section 501.


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                  (d) Section 802 of the Original Indenture shall be amended and restated so as to read in its entirety as follows:

                  Section 802.  Successor Substituted.

                  Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities, the predecessor will be released from those obligations, provided that, in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of the principal of and interest on the Securities and amounts due to the Trustee up to the date of such transfer by lease under Section 606 hereof.

                  (e) All references in the Original Indenture and the Securities to the sections, subsections and clauses of the Original Indenture and the Securities deleted or amended by the foregoing paragraphs (b) through (d) shall be void and of no further force and effect.

                  (f) All defined terms used in Section 101 of the Original Indenture that are used solely in the sections, subsections and clauses deleted by the foregoing paragraphs (b) through (d) shall be void and of no further force and effect.


                                   ARTICLE II

                                  MISCELLANEOUS


SECTION 2.01  INSTRUMENTS TO BE READ TOGETHER.

         This Supplemental Indenture is an indenture supplemental to the Original Indenture; and, as such, said Original Indenture and this Supplemental Indenture shall henceforth be read together. To the extent that the Securities conflict with or are inconsistent with the terms of this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.

SECTION 2.02  CONFIRMATION.

         The Original Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.


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SECTION 2.03  HEADINGS.

         The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 2.04 GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES.

SECTION 2.05 COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts notwithstanding that all parties named herein may not be signatories to the same counterpart, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.06  EFFECTIVENESS.

         The provisions of this Supplemental Indenture will become effective according to its terms immediately upon its execution and delivery by the Company and the Trustee.

SECTION 2.08 ACCEPTANCE BY TRUSTEE.

         The Trustee accepts the amendments to the Original Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and, except as provided in the Original Indenture, the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture.

SECTION 2.08  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, as of the date first written above.

ATTEST:                            BALLY TOTAL FITNESS HOLDING
                                   CORPORATION


/s/
-------------------------
                                   By /s/ Harold Morgan
                                      ------------------------------------------
                                   Name:  Harold Morgan
                                   Title: Senior Vice President, Human Resources


ATTEST:                            AMALGAMATED BANK OF CHICAGO
                                   (TRUSTEE)



/s/                                By /s/ C. Linde
-------------------------             ------------------------------------------
                                   Name:  C. Linde
                                   Title: Assistant Vice President


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STATE OF              )
                      ) ss:
COUNTY OF             )

         On the 24th day of September, 1997, before me personally came Harold Morgan, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________, _____________________; that he is Senior Vice
President of Bally Total Fitness Holding Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.



                                                 /s/
                                                 ------------------------------
                                                 Notary Public
(NOTARIAL SEAL)






STATE OF              )
                      ) ss:
COUNTY OF             )

         On the 24th day of September, 1997, before me personally came C. Linde, to me known, who, being by me duly sworn, did depose and say that he/she resides at One West Monroe, Chicago, IL; that he/she is Assistant Vice President of Amalgamated Bank of Chicago, one of the corporations described in and which executed the above instrument; that he/she knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he/she signed his/her name thereto pursuant to like authority.



                                                 /s/
                                                 ------------------------------
                                                 Notary Public
(NOTARIAL SEAL)



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